U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 19, 2018

                              FIRST HARTFORD CORPORATION

(Exact name of Company as specified in its charter)

Maine	0-8862	01-00185800
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

            149 Colonial Road, Manchester, Connecticut                  06040
(Address of principal executive offices)                                  (Zip Code)

                                                        860-646-6555

(Company's telephone number)

                                                        N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act

       (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

       Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

       Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 18, 2018, the Company’s Board of Directors voted to suspend and terminate its filing obligations with the U.S. Securities and Exchange Commission (“SEC”), also called “Going Dark”.  The Company first publicly expressed interest in “going dark” in its 2017 Annual Report, where it noted the number of shareholders of record had been consistently attenuating each quarter.

The Company explained its rationale, and certain benefits and disadvantages of Going Dark for the Company and for its shareholders in its proxy statement as filed December 12, 2017 with the SEC for the annual meeting of shareholders.  The Company’s annual meeting of shareholders was held on January 17, 2018 in Hartford, CT.  At that meeting, the shareholders voted to approve the Company suspending or terminating its filing obligations with the U.S. Securities and Exchange Commission, also called “Going Dark”, once the Company is eligible.  The vote was 2,006,379 in favor, 16,481 against, and 1,830 abstaining.  Thus 99% of the voting shareholders approved such potential action.

After the conclusion of the quarter ended January 31, 2018, the number of shareholders fell below 300, which, subject to other conditions of the SEC’s Regulations, the Company asserts it is eligible to “Go Dark.”

The common stock of the Company currently trades on the OTC Securities Market under the symbol “FHRT”.  The common stock of the Company has an illiquid trading market and fails to attract any market following.  The Company understands that its public shareholders have freely tradable common stock and that maintaining a trading market, even if it is illiquid, is beneficial for the continued ability of the public shareholders to trade the stock.  Therefore, the Company intends to maintain at least one of its listings in the Mergent Industrial Manual, the Mergent OTC Industrial Manual, and/or the Mergent OTC Unlisted Manual which by being tri-published in a “recognized securities manual” provides the 39 individual states’ securities regulations “manual exemption” provision under which broker-dealers are free to solicit and trade stock of the published companies thus permitting secondary trading in the Company’s stock for investors in up to 39 states.  Further, the Company will attempt to maintain a continued listing through the OTC Securities Market through its Pink Sheets listings; however, there can be no assurance that any broker-dealer will make or continue to make a market in the Company’s common stock; it is required for trading on the OTC Pink Sheets that at least one broker-dealer make a market in the Company’s common stock.  However, once it Goes Dark, it is anticipated that the Company’s shares would have far less visibility and the current limited liquidity may be further constrained in the market, and the current broker-dealers making markets in the Company’s common stock may cease doing so further constraining the market for the Company’s common stock.

Once the Company Goes Dark, it will have reduced regulatory oversight and therefore may be able to implement shareholder initiatives such as share repurchase programs with less regulatory restrictions.  By Going Dark, the Company will produce and share far less information available to the investing public.  Thus investors will often not have relatively current information on which to base their investment decisions.  However, the Company’s common stock will still be eligible to trade among public investors and thus continues to be a publicly traded entity and continues to be subject to the antifraud and insider trading provisions of the Securities Exchange Act of 1934.

The Company intends to file its Form 15 to suspend and terminate its reporting obligations on or about October 31, 2018.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Company)

FIRST HARTFORD CORPORATION

By:  /s/ Eric Harrington

          Eric Harrington, Treasurer

Date: October 19, 2018